Exhibit 10.6

PURCHASE AND MANUFACTURING SERVICES AGREEMENT

Agreement Number

Solectron Corporation	NCR CORPORATION
847 Gibraltar Drive	1700 S. Patterson Blvd.
Milpitas, CA 95035	Dayton, OH 45479

This Agreement is effective on January 19, 2007 (“Effective Date”) and will terminate on January 19, 2012, unless renewed in accordance with the Agreement.

Under this Agreement NCR will have Solectron build certain automated teller machines and item processing systems.

ARTICLE I—GENERAL TERMS AND CONDITIONS	3

ARTICLE II—MANUFACTURING SERV.	9

EXHIBIT A—PRODUCTS AND SPECIFICATIONS

EXHIBIT B—PRICING, LEADTIME, FLEXIBILITY, ORDER RESCHEDULING, CANCELLATION, AND RETURNED EVALUATION EQUIPMENT

EXHIBIT C—QUALITY

EXHIBIT D—SUPPORT SERVICE REQUIREMENTS

EXHIBIT E—SAFETY AND REGULATORY REQUIREMENTS

EXHIBIT F—SERVICE LEVEL AGR.

EXHIBIT G—ELECTRONIC DATA ***

EXHIBIT H—NCR AND THIRD PARTY SOFTWARE

EXHIBITS I—LOGISTICS EXHIBITS

EXHIBIT J—*** BRAZIL

EXHIBITS K—EMPLOYEES

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NCR CORPORATION, a Maryland corporation, having a place of business at 1700 S. Patterson Blvd., Dayton, OH 45479 USA (“NCR”) and Solectron Corporation, having a place of business at 847 Gibraltar Drive, Milpitas, CA 95035<City, State Zip Code> (“Solectron “),

AGREE AS FOLLOWS:

This document sets forth a set of agreements between the parties. This Agreement consists of Article I (General Terms and Conditions) together with the terms of this Article II and any exhibits referenced therein (“Agreement”) and makes up a separate contract between the parties.

AGREED by the following authorized representatives:

SOLECTRON CORPORATION		NCR CORPORATION

By:	/s/ Doug Britt	By:	/s/ Bruce Langos
Name:	Doug Britt	Name:	Bruce Langos
Title:	Executive Vice President	Title:	Sr. Vice President
Date:		Date:	January 19, 2007

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ARTICLE I

General Terms and Conditions

1.	CONFIDENTIAL MATERIALS		3

2.	NOTICES		4

3.	AUDIT		4

4.	DISPUTES		5

5.	GENERAL		5

	5.1	ASSIGNMENT	5
	5.2	SEVERABILITY	6
	5.3	EXCUSED PERFORMANCE	6
	5.4	CHOICE OF LAW	6
	5.5	CONSTRAINED CAPACITY	6
	5.6	AFFILIATE PARTICIPATION	6
	5.7	WAIVER OR DELAY	6
	5.8	SOLECTRON DISASTER PLAN	6
	5.9	DUTY DRAWBACK	6
	5.10	COUNTRY OF ORIGIN	7
	5.11	COMPLIANCE WITH LAWS	7
	5.12	PERSONAL WARRANTIES	7
	5.13	RELATIONSHIP OF PARTIES	7
	5.14	PERIODS OF TIME	7
	5.15	PUBLICATION OF AGREEMENT	7
	5.16	LIMITATION OF LIABILITY	7
	5.17	ENTIRE AGREEMENT	7

6.	OTHER OBLIGATIONS		8

	6.1	INTENTIONALLY OMITTED	8
	6.2	INTENTIONALLY OMITTED	8
	6.3	INTENTIONALLY OMITTED	8
	6.4	INTENTIONALLY OMITTED	8

7.	DEFINITIONS		8

1.	CONFIDENTIAL MATERIALS

For a period of 5 years from the date of receipt, the recipient will use the same degree of care to prevent the disclosure of Confidential Information to any other person as it uses to protect other information of a similar nature which it owns or possesses, but in no event less than reasonable care, unless disclosure is required by law. The recipient may disclose Confidential Information only to those of its employees with a legitimate need to know. Unless the discloser provides written notice to the contrary, the recipient may disclose Confidential Information to its affiliates or contractors with a legitimate need to know who agree in writing to confidentiality obligations consistent with this

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Section. All materials containing Confidential Information are and remain the discloser’s property, and upon written request the recipient will promptly return them, and all copies of them, except a single archival copy.

2.	NOTICES

Except as otherwise specifically provided herein, notices and other communications will be delivered by any method providing for proof of delivery, except that a notice of default or termination may be delivered by facsimile transmission if the original document is also promptly delivered to the recipient. A notice will be deemed given on the date of receipt at the following address(es): the addresses shown on the cover page of this Agreement, with an additional copies to:

General Counsel/Notices	Michael Hartung
NCR Corporation	Vice President Sales
Dayton, OH 45479	Solectron Corporation
847 Gibraltar Drive
Milpitas, CA 95035

Vice President, Supplier Management	Legal Department
NCR Corporation	Solectron Corporation
1700 S. Patterson Blvd	847 Gibraltar Drive
Dayton, OH 45479	Milpitas, CA 95035

Either party may change its address upon notice as required by this Section.

3.	AUDIT

3.1 For a period of 5 years form the date the information was created, Solectron agrees to keep all usual and proper records and books of account and all usual and proper entries relating to the compliance with provisions concerning quality control, third party software licenses procured by NCR in connection with this Agreement, NCR software, component and Part price information required to be disclosed by Solectron to NCR in connection with Exhibit B, Safety regulatory warranties, Sections 5.5, 5.9, 5,10, 5.11 of Article I, Export documentation in Exhibit I, Exhibit F, royalties reported under Exhibit B, and most favored pricing. Solectron shall maintain such records for itself and for each Solectron subsidiary which exercises rights under this Agreement.

3.2 In order to verify Solectron’s compliance with the terms of this Agreement expressly set forth in Section 3.1 of Article I and any third party or governmental audit requirements, NCR may cause (i) an audit to be made of Solectron’s and/or Solectron’s subsidiaries’ books and records directly related to the audited matters and/or (ii) an inspection to be made of Solectron’s and/or Solectron’s subsidiaries’ facilities and procedures. Any audit and/or inspection shall be conducted during regular business hours at such facilities, with 5 business days notice. Any audit may be conducted by NCR or an independent certified public accountant selected by NCR (other than on a contingent fee basis) reasonably acceptable to Solectron. Such third party auditor shall enter into a nondisclosure agreement with Solectron and shall only report to NCR on Solectron’s compliance with respect to the audited matter.

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3.3 Solectron agrees to provide NCR’s designated audit or inspection team access to the relevant Solectron’s and/or Solectron’s subsidiaries’ records and facilities, except to the extent such access may be limited or prohibited by Solectron’s agreements with its other customers.

3.4 Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit unless Solectron objects to the results of the audit in writing. Any such audit shall be paid for by NCR unless material discrepancies are disclosed. If material discrepancies are disclosed, Solectron agrees to pay NCR for the reasonable costs associated with the audit. In no event shall audits be made more frequently than semi-annually unless the immediately preceding audit disclosed a material discrepancy.

4.	DISPUTES

4.1 In the event any controversy or claim arises between the parties to this Agreement, they will attempt in good faith to negotiate a solution to their differences by elevating the issue to senior management for resolution and, if negotiation does not result in a resolution within 30 days, they agree to participate in good faith mediation as administered by the American Arbitration Association. In the event of threatened or actual irreparable harm, a party may elect to bypass this Section and proceed directly pursuant to Sections 4.2 or 4.4.

4.2 Any controversy or claim between the parties to this Agreement, whether based on contract, tort, statute, or other legal theory (including but not limited to any claim of infringement, fraud or misrepresentation), which cannot be resolved by negotiation or mediation will be resolved by arbitration pursuant to this section and the then-current Commercial Rules and supervision of the American Arbitration Association. The duty to arbitrate will extend to any employee, officer, shareholder, agent, or affiliate of a party hereto making or defending a claim which would be subject to arbitration if brought by a party hereto. If any part of this section is held to be unenforceable, it will be severed and will not affect either the duty to arbitrate hereunder or any other part of this section.

4.3 The arbitration will be held in the US headquarters city of the party not initiating the claim before a sole arbitrator who is knowledgeable in business information and electronic data processing systems. The arbitrator’s award will be final and binding and may be entered in any court having jurisdiction thereof. The arbitrator will not have the power to award any damages excluded by, or in excess of, any damage limitations expressed in this Agreement. Issues of arbitrability will be determined in accordance solely with the federal substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the substantive law of the state or nation specified in this Agreement. Each party will bear its own attorney’s fees associated with the arbitration and other costs and expenses of the arbitration will be borne as provided by the rules of the American Arbitration Association.

4.4 If a party breaches any provision of this Agreement related to the other party’s or the other party’s supplier’s intellectual property, the other party will have no adequate remedy at law and may petition a court of law for injunctive relief to protect the intellectual property.

5.	GENERAL

5.1 Assignment.

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No assignment of this Agreement by a party will be valid without the prior written consent of the other party which will not be unreasonably withheld. As used in this Section, “assignment” shall not include mergers, consolidations or the acquisition of the majority of the outstanding voting shares or other controlling interest in the party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. NCR, if it sells an operating unit that is using this Agreement, may replicate this Agreement to such operating unit.

5.2 Severability. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect provided the intent of the parties has not been materially frustrated.

5.3 Excused Performance. Neither party will be liable for damages because of delays in or failure of performance when the delay or failure is due to supplier shortages beyond Solectron’s reasonable control, acts of God, acts of civil or military authority, fire, flood, strikes, war, epidemics, shortage of power, or other cause beyond such party’s reasonable control and without its fault or negligence, if the party (a) uses best efforts to promptly notify the other in advance of conditions which will result in a delay in or failure of performances (b) uses commercially reasonable efforts to avoid or remove the conditions (including transferring production to other manufacturers who are not affiliated with Solectron), and (c) immediately continues performance when the conditions are removed.

5.4 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts entered into and performed entirely in that State, specifically excluding its rules on conflicts of law.

5.5 Constrained Capacity. During times of constrained capacity, Solectron will use all commercially reasonable efforts to utilize capacity planned for NCR to meet NCR requirements. In the event of such constrained capacity, Solectron will provide NCR first priority within NCR’s forecasts, as regards available capacity allocation and in no event will NCR’s available allocation be lower than the proportion of NCR’s pre-allocation Orders as a percentage of Solectron’s business for the Products and/or Parts. Subject to Section 5.3, acceptance by NCR of such percentage of its Orders will not be a waiver of any rights or remedies which NCR may have as a result of Solectron’s failure to ship all ordered Products and Parts.

5.6 Affiliate Participation. All rights granted to NCR in this Agreement may be exercised by any Affiliate of NCR agreeing to be bound by the terms of this Agreement. NCR agrees to guarantee the performance of its Affiliates that exercise rights under this Agreement.

5.7 Waiver or Delay. Failure to enforce any provision of this Agreement is not a waiver of future enforcement of that or any other provision.

5.8 Solectron Disaster Plan. Upon NCR’s request, Solectron will provide NCR an opportunity to review Solectron’s disaster recovery plan which will be prepared within 180 days after the Effective Date. At a minimum, the plan shall address production interruptions and the contingencies indicated in Section 5.3 of Article I.

5.9 Duty Drawback. NCR will be entitled to claim duty drawback on Products and Parts exported by or for NCR. Solectron will submit, for any Products and Parts containing imported components, a Manufacturing Drawback Entry and/or Certificate (Customs Form 331 or other

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as applicable), will retain all records required by U.S. statutes and regulations and identified in any drawback contract covering Products and Parts, and will assist NCR as reasonably requested by providing relevant information to NCR, in order to claim duty drawback for Products and Parts.

5.10 Country of Origin. Solectron will provide to NCR, prior to the first delivery of any Product hereunder, a certificate of origin stating the country of origin for the Product or Part and if applicable a NAFTA certificate of origin. If the country of origin for any Product should change, Solectron will provide a new certificate of origin prior to the first delivery of any Product affected by the change.

5.11 Compliance with Laws. Both parties will, in the manufacture/sale of the Products and parts, and in all other performance under this Agreement, fully comply with all applicable federal, state, local and other governmental laws and regulations.

5.12 Personal Warranties. Each party represents and warrants that it has the right and power to enter into this Agreement.

5.13 Relationship of Parties. The relationship of Solectron and NCR as established under this Agreement will be and remain one of independent contractors, and neither party will at any time or in any way represent itself as being a dealer, agent or other representative of the other party or as having authority to assume or create obligations or act in any manner on behalf of the other party. Nothing in this Agreement creates a partnership, joint venture, agency, or franchise relationship.

5.14 Periods of Time. Saturdays, Sundays, and holidays will be included when computing the number of days required or permitted for notice, response, or other action on the part of either party.

5.15 Publication of Agreement. Except as may be required by law or by the order of a court of competent jurisdiction, neither Solectron nor NCR will publicize or otherwise advertise the existence of this Agreement or its terms without the prior written consent of the other party. In the event this Agreement must be disclosed, the party disclosing the Agreement shall inform the other party of the requirement and shall, as requested by such other party, provide all reasonable assistance in seeking a protective order or confidential treatment of this Agreement.

5.16 Limitation of Liability. EXCEPT AS EXPRESSLY INDICATED IN THIS AGREEMENT OR OTHERWISE EXPRESSLY AGREED IN WRITING, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES UNDER THIS AGREEMENT, EVEN IF IT HAS BEEN NOTIFIED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

5.17 Entire Agreement. This document and any referenced documents sets out the entire agreement of the parties, and supersedes all prior communications regarding its subject matter. A waiver or amendment of any provision may only be made in writing signed by the authorized representatives of both parties.

5.18 Further, this Agreement shall take precedence over any conflicting terms in any Exhibit hereto or any Purchase Orders hereunder.

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6.	OTHER OBLIGATIONS

6.1 Intentionally Omitted

6.2 Intentionally Omitted

6.3 Intentionally Omitted

6.4 Intentionally Omitted

7.	DEFINITIONS

7.1 “Affiliate” shall mean any corporation that has outstanding voting securities, at least fifty percent (50%) of which are directly held by NCR.

7.2 “Confidential Information” is information reasonably related to this Agreement that complies with this paragraph. Confidential Information disclosed in documents or other tangible form must be clearly marked as confidential at the time of disclosure. Confidential Information in oral or other intangible form must be identified as confidential at the time of disclosure, and summarized in tangible form clearly marked as confidential and delivered to the recipient within 10 calendar days thereafter. Confidential Information will also include any information which the recipient knows or should know to be confidential even if not marked. Confidential Information does not include information which is or becomes available without restriction to the recipient or any other person through no wrongful act.

7.3	“Effective Date” means the first day of the initial term of this Agreement.

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ARTICLE II

Manufacturing Services

1.	BACKGROUND/TRANSITION		10

	1.1	SCOPE	10
	1.2	LEADING TECHNOLOGY	10
	1.3	OUTSOURCED MANUFACTURING SERVICES	10
	1.4	TRANSITION	11
	1.5	BRAZIL OBLIGATIONS	12
	1.6	***	13
	1.7	KNOW-HOW	14
	1.8	PERSONNEL	14

2.	DEFINITIONS		15

3.	SERVICES/FORECAST/ORDER PLACEMENT/FLEXIBILITY		16

4.	PRICES		17

5.	LEAD TIME, DELIVERY, AND PAYMENT		17

6.	LICENSE OF SOFTWARE AND DOCUMENTATION		19

7.	SERVICE SUPPORT REQUIREMENTS; EMERGENCY SPARE PARTS		19

8.	TAXES		19

9.	QUALITY		20

10.	WARRANTY		20

	10.1	GENERAL WARRANTY	20
	10.2	DOA	20
	10.3	SERVICES	21
	10.4	SAFETY AND REGULATORY AGENCY REQUIREMENTS	21
	10.5	INTENTIONALLY OMITTED	22
	10.6	EPIDEMIC FAILURES	22

11.	SPECIFICATION, ENGINEERING AND OTHER CHANGES		22

12.	INDEMNIFICATION		23

	12.1	IP INDEMNIFICATION BY ***	23
	12.2	PARTS INDEMNIFICATION	23
	12.3	IP INDEMNIFICATION BY ***	23
	12.4	LITIGATION BY OTHERS	23
	12.5	INSURANCE	24

13.	OTHER OBLIGATIONS		25

	13.1	SERVICE LEVEL AGREEMENT	25
	13.2	LEADING EDGE PROCUREMENT	25

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	13.3	EXECUTIVE REVIEWS	25
	13.4	ACCESS TO PRODUCTION	25
	13.5	PERFORMANCE CLAUSE	25
	13.6	CONFIDENTIALITY TERM	25
	13.7	HIRING EMPLOYEES	26
	13.8	***	26
	13.9	DIVERSITY PLAN	26

14.	TERM AND TERMINATION		26

15.	INTELLECTUAL PROPERTY		27

1.	BACKGROUND/TRANSITION

1.1 Scope. NCR is in the business of producing, marketing, and integrating financial self service systems and related equipment, software, supplies and services. Solectron provides manufacturing and other services related to the business of NCR and, subject to the terms and conditions set forth herein, agrees to sell or license its Products and Parts it has manufactured on behalf of NCR to NCR for either NCR’s internal use or NCR’s resale or license to NCR’s customers. NCR will at its option procure Product from Solectron which may or may not be resold under NCR’s logo. From time to time, the parties may agree to additional products or features that will be defined by their specifications and acknowledged and added to this Agreement through the new product/feature process set out in Exhibit F. The parties may agree from time to time to additional services that Solectron will perform for NCR. Such additional services may be added by an amendment to this Agreement or by execution of a separate agreement. Solectron shall have no right to sell any Products or NCR designed Parts covered by this Article II to anyone other than at NCR explicit direction.

1.2 Leading Technology. The parties intend that NCR shall be a leading edge supplier of financial self service system products. To this end Solectron will both inform and provide a commercially reasonable opportunity for acquisition of new and emerging Solectron and industry technology and manufacturing capabilities. At a minimum NCR will be informed by Solectron at least on a concurrent basis with Solectron’s other OEM customers in the same or similar markets of such emerging Solectron or industry technology or manufacturing capabilities.

1.3 Outsourced Manufacturing Services. Provided that Solectron is not in material breach of this Article II, for a period of 5 years from the Effective Date, NCR will purchase and Solectron will supply a) *** for manufacturing automated teller machines and payment solutions products in and b) *** for outsourced services for manufacturing automated teller machines and payment solutions products for sale by NCR in North, Central and South America from Solectron. The following situations will be exempt from the obligation in this Section: i) NCR fulfilling *** that Solectron is *** to fulfill in ***; ii) NCR manufacturing or having manufactured products that are expected to *** in the Americas unless Solectron is also manufacturing that Product in the Americas; iii) *** of products not *** at the *** by Solectron in the relevant country in the Americas. Further, provided that Solectron is not in material breach of this Article II, for a period of 5 years from the Effective Date, if NCR *** for automated teller machines outside of North, Central or South America as the incumbent supplier, NCR will provide Solectron *** for such *** before NCR ***, The foregoing obligations are contingent upon Solectron’s compliance with the terms of this Agreement and Solectron providing to NCR, manufacturing

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services that are similar in, cost, and quality as generally available from others in the manufacturing services industry. NCR may acquire outsourced manufacturing services from other person if Solectron invokes Section 5.3 of Article I for a period in excess of ***, and may continue to acquire such services for the rest of that product’s life cycle.

1.4 Transition.

a)	Transition Plan. Solectron will provide a transition team for each Product line who will prepare a details transition plan for transferring the manufacture from NCR’s site to Solectron’s site. The transition plan will consist of the following documents

1)	Transition Plan – Solectron will prepare a detailed plan necessary to transition from NCR’s manufacturing site to Solectron’s manufacturing site for each of the Product families, such list to assign responsibility for each task to a named team member, as well as a timeline for completing each task and identifying all deliverables and milestones needed to complete the transition.

2)	Staffing Plan – As part of the transition plan Solectron will prepare a staffing plan for each team, identifying each position on the team, the qualifications required for each position, and whether Solectron or NCR will fill such position.

3)	Team Structure – As part of the transition plan Solectron will prepare a structure for the transition project teams, including a list of functional teams by skill set; and Solectron will document an escalation process, including points of contact that will be available to NCR and Solectron.

b)	Plan Execution. Solectron will document the transition plan and place it under a formal change control process. NCR shall approve the transition plan prior to implementation. The parties will complete Transition Plan approval within *** after the Effective Date. Each party will appoint a transition project lead. The plan and all changes must be approved in writing by both transition project leads. Solectron shall be lead responsible for executing the transition plan while NCR will fully cooperate in executing the plan, in accordance with its terms and modifications. The transition project leads shall meet regularly to review progress under the transition plan. Both parties acknowledge that the successful execution of the Transition Plan is dependent to the joint commitment to and joint ownership of the Plan.

c)	NCR Plan Execution. NCR understands that the execution of the Transition Plan and meeting the *** date for the completion of the transition is dependent upon:

1.	Fully staffed, cross functional NCR transition team for each Product Line;

2.	Complete and fully accurate BOMs for each Product line and Configuration;

3.	Complete and fully accurate Manufacturing Documents to support assembly and test processes/procedures for each Product line and Configuration; and

4.	Information provided by NCR during the transition is reasonably accurate.

d)

Expenses. Solectron shall develop the transition plan so that it can be achieved within a budget of US$*** of incremental expense for the transition. Solectron shall document the budget and review spending against the budget in comparison with progress under the transition plan. *** shall *** and not *** for any transition costs or charges within the US$*** transition budget. If it appears

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likely that the costs born by Solectron will exceed US$***, the parties shall meet to consider ways to reduce costs without affecting the quality of the transition. To the extent a party is the cause of an expense overrun, it will bear the additional cost. To the extent that there is a change in scope of the transfer project by NCR, NCR shall be responsible for any additional costs associated with the transfer.

e)	Redundant Manufacturing Lines. Solectron and NCR will work together to ensure that there are overlapping manufacturing lines so that NCR will not stop production at NCR’s site until Solectron has reasonably demonstrated that it is able to assume all of the required production for the relevant Product model. Provided, however, if the parties agree that a different method of assurance, such as a buffer stock, is preferred redundant manufacturing lines shall not be required.

f)	Timeline. The parties will use commercially reasonable best efforts to complete the transition of all automated teller machine Product lines by *** and all payments solution product lines by ***. If Solectron misses either of these dates, Solectron will cover *** and *** costs for the late product lines. Solectron will not be responsible for those costs if NCR causes the delay or if the parties otherwise agree.

g)	Unless mutually agreed, Solectron will not make any changes to the AVL for a Product within the first *** the Effective Date of this Article II.

h)	During the transition plan, Solectron shall prepare the disaster recovery plan required by Art. I Section 5.8 and review it with NCR.

1.5 Brazil Obligations. Solectron will meet the following additional obligations with respect to the transition in Brazil and Products produced in Brazil:

a)	Solectron will use reasonable commercial efforts to operate so that all Products produced for NCR will benefit from *** as more fully set out in Exhibit J.

b)	Personnel issues

(1) Solectron shall, or shall cause the appropriate Solectron Brazilian subsidiary to, offer employment to approximately *** NCR Brazilian employees identified by NCR and *** hereto (the “Brazil Employees”); provided, that, with respect to any Brazil Employee who accepts employment with Solectron, any commencement of employment shall only occur following NCR’s termination of the employment relationship between NCR and such Brazil Employee in accordance with applicable Brazilian law (including payment of all accrued and outstanding labor rights) and NCR’s policies; and, provided further, that, Solectron shall only extend such offers of employment if Solectron is awarded the transfer of all manufacturing operations (including all products, sub-assemblies, service parts and kits) at NCR’s Sao Paolo, Brazil facility. Solectron’s employment offers will (i) provide for wages that are the same as currently paid by NCR to those employees and (ii) benefits comparable to similarly situated Solectron employees in Brazil. Solectron will also provide for *** for *** of the Brazil Employees (*** of $US***) with the remainder of the Brazil Employees being offered *** to ***, at ***, at *** discretion as it wants them ***. Notwithstanding any of the foregoing, Solectron shall not *** to *** Brazil Employee who *** NCR by ***.

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(2) NCR shall defend and indemnify Solectron and its subsidiaries and affiliates and their respective directors, officers, employees and agents (the “Solectron Indemnified Parties”) against, and agrees to hold each of them harmless from, any claims, causes of action, suits appeals, administrative proceedings, investigations, or audits (“Proceeding”) for Liabilities incurred or suffered by the Solectron Indemnified Parties to the extent related to any Brazil Employee’s employment or relationship with NCR or the termination of such Brazil Employee’s employment or relationship with NCR. As used in this Section 1.5 and Section 1.8, “Liability” mean any liability, indebtedness, claim, loss, damage, assessment (including of governmental authorities), obligation, charge, judgment, penalty, fine, costs, interest charges or expenses (including reasonable attorneys’ fees and disbursements and the costs of investigation and litigation) paid or owing to any Brazil employee (or, in the case of Section 1.8, Key Employee) or third person, whether due or to become due, determined or determinable or whether under contract, statute common law or otherwise. The foregoing NCR indemnity shall not apply to the extent any Liability for which a Solectron Indemnified Party is seeking indemnification was caused by the *** of a Solectron Indemnified Party. Solectron shall give NCR (1) prompt written notice of the Proceeding; (2) reasonably requested information that Solectron possesses about the Proceeding; (3) reasonable cooperation and assistance; and (4) sole authority to defend or settle the Proceeding.

(3) Solectron shall defend and indemnify NCR and its subsidiaries and affiliates and their respective directors, officers, employees and agents (the “NCR Indemnified Parties”) against, and agrees to hold each of them harmless from, any Proceeding (as defined in Section 1.5(b)(2)) for Liabilities incurred or suffered by the NCR Indemnified Parties to the extent related to: (i) any Brazil Employees’ employment relationship with Solectron following the commencement of employment of any such Brazil Employee with Solectron***. The foregoing Solectron indemnity shall not apply to the extent any Liability for which an NCR Indemnified Party is seeking indemnification was caused by the *** of an NCR Indemnified Party. NCR shall give Solectron (1) prompt written notice of the Proceeding; (2) reasonably requested information that Solectron possesses about the Proceeding; (3) reasonable cooperation and assistance; and (4) sole authority to defend or settle the Proceeding.

(4) The parties agree that no provision in this Agreement or any related agreement or document shall limit or cap a party’s indemnification obligation set forth in Section 1.5(b) above.

c)	Upon ***, NCR may *** from this Agreement if NCR determines that ***. The parties and their respective Brazilian affiliates will enter into an asset purchase agreement for the purchase of the equipment and inventory used by NCR’s Sao Paolo, Brazil facility in producing the Products under terms substantially similar to those set out in the Asset Purchase Agreement between the parties dated January 19, 2007.

1.6 ***. *** will pay *** US$*** for:

a)	the *** product *** described in Exhibit *** Section ***; and

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b) the manufacturing *** described in Section ***

Such payment will be due *** and payable by wire transfer.

1.7 Know-How.

a) License. Subject to ***, NCR grants Solectron a fully paid up, *** license to *** any Manufacturing Know-How, including, without limiting, the right to use such Manufacturing Know-How to ***, and *** automated teller machines and payment solution devices ***.

b) Delivery. NCR obligation to deliver Manufacturing Know-How shall consist of allowing Solectron personnel and Key Employees to transition the manufacture of the automated teller machines and payment solution products to Solectron, allowing Solectron *** under the terms of Section 1.9, the opportunity to work on the transition, and *** covered by Section 1.8. In addition, NCR will use reasonable efforts to deliver copies of any documentation of its Manufacturing Know-How that exists in NCR’s facilities in Waterloo, Dallas, and Sao Paolo as of the Effective Date. NCR shall have no further obligation to deliver Know-How after ***.

c) Under no circumstances will the license grant set forth in Section 1.7(a) be construed as granting, by implication, estoppel or otherwise, a license to any technology owned by NCR to Solectron (other than the license to Manufacturing Know-How expressly granted in that Section). All rights not expressly granted in Section 1.7 are expressly reserved. Solectron shall have no right under the licenses in this Agreement to use NCR’s intellectual property rights to create or assist others in creating *** for *** for the Products, or ***.

d) For the purpose of this Agreement, “Manufacturing Know-How” shall consist of any information , including , without limiting, ***, disclosed to Solectron in the course of the transition, or *** by Solectron under Sections ***, regarding *** of automated teller machines and payment solutions products, including, without limiting, *** and *** and techniques for ***; and *** and *** testing of ***. Manufacturing Know-How shall not include any information or intellectual property right related to *** information having to do with anything other than *** of ***.

1.8 Personnel Transfer.

(a) Solectron shall, or shall cause the appropriate subsidiary to, offer employment to each of the *** key NCR employees *** hereto (the “Key Employees”); provided, that, with respect to any Key Employee who accepts employment with Solectron, any commencement of employment shall only occur following NCR’s termination of the employment relationship between NCR and such Key Employee in accordance with applicable Canadian law (including the payment of all accrued severance) and NCR’s policies. Solectron’s employment offers will provide for (i) *** to the wages *** to the *** by NCR, (ii) Solectron’s *** for *** employees, (iii) employment in *** at a Solectron site and (iv) eligibility to receive *** from a *** of US$*** (actual *** will depend on *** of the *** Key Employees *** with Solectron). Notwithstanding any of the foregoing, Solectron *** to *** who is *** by NCR by ***.

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(b) NCR shall defend and indemnify Solectron and its subsidiaries and affiliates and their respective directors, officers, employees and agents (the “Solectron Indemnified Parties”) against, and agrees to hold each of them harmless from, any Proceeding (as defined in Section 1.5(b)(2)) for Liabilities incurred or suffered by the Solectron Indemnified Parties to the extent related to any Key Employee’s employment with NCR or the termination of such Key Employee’s employment relationship with NCR. . The foregoing NCR indemnity shall not apply to the extent any Liability for which a Solectron Indemnified Party is seeking indemnification was caused by the *** of a Solectron Indemnified Party. Solectron shall give NCR (1) prompt written notice of the Proceeding; (2) reasonably requested information that Solectron possesses about the Proceeding; (3) reasonable cooperation and assistance; and (4) sole authority to defend or settle the Proceeding.

(c) Solectron shall defend and indemnify NCR and its subsidiaries and affiliates and their respective directors, officers, employees and agents (the “NCR Indemnified Parties”) against, and agrees to hold each of them harmless from, any Proceeding (as defined in Section 1.5(b)(2)) for Liabilities incurred or suffered by the NCR Indemnified Parties to the extent related to: (i) any Key Employees’ employment relationship with Solectron following the commencement of employment of any such Key Employee with Solectron ***. The foregoing Solectron indemnity shall not apply to the extent any Liability for which an NCR Indemnified Party is seeking indemnification was caused by the *** of an NCR Indemnified Party. NCR shall give Solectron (1) prompt written notice of the Proceeding; (2) reasonably requested information that Solectron possesses about the Proceeding; (3) reasonable cooperation and assistance; and (4) sole authority to defend or settle the Proceeding.

(d) *** will *** up to $*** for *** in connection with NCR’s ***, provided, that, *** written documentation reasonably satisfactory to Solectron evidencing such *** to the *** Key Employees.

(e) The parties agree that no provision in this Agreement or any related agreement or document shall limit or cap a party’s indemnification obligation set forth above in Section 1.8(b) or (c).

2.	DEFINITIONS

2.1 “Committed Ship Date” (“CSD”)—The date Solectron agrees to deliver to a factory an order release or replenishment signal.

2.2 Intentionally Omitted

2.3 “Desired Receipt Date” (“DRD”)—The date NCR requests in an Order or Release Order that Products or parts be delivered to NCR.

2.4 “Forecast”—A planning tool which expresses NCR’s estimated Product demand, typically in weekly and/or monthly buckets, spanning a minimum of ***. It is understood that the Forecast is for planning and administrative purposes only, and that NCR will have no obligation to purchase any or all of the Products or parts identified in an NCR Forecast, except as otherwise provided herein.

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2.5 “Lead Time”—The number of calendar days measured from the time Solectron receives an Order and/or sends a replenishment signal until Solectron ships the Product.

2.6 “Manufacturing Know-How” shall have the definition set out in Section 1.7.

2.7 “Master Purchase Order” or “MPO” – NCR’s purchase authorization to Solectron for Products, Parts or services under this Agreement in preparation of the receipt of Purchase Orders. It is understood that MPO’s are for planning and administrative purposes and are not Purchase Orders.

2.8 “Part”—Any component, subassembly, field replaceable unit, or other module of the Product sold under this Agreement.

2.9 “Product”—Any finished assembly, subassembly or module built by Solectron under this Agreement according to NCR Specifications.

2.10 “Purchase Order”, “Sales Order” or “Order”—A document issued by NCR for the purpose of ordering Product or Parts pursuant to this Agreement. Purchase Orders, Sales Orders or Orders may include an NCR Purchase Order Form, an NCR Release Order Form written against an MPO, or a defined Electronic Data Interface (EDI) Order transmissions as defined by Solectron and NCR in an EDI Agreement attached as Exhibit G.

2.11 “Release Order”—A firm Order written against and referencing an existing MPO. A Release Order may also take the form of an Electronic Data Interface (EDI) Order transmissions as defined by Solectron and NCR in an EDI Agreement attached as Exhibit G.

2.12 “Specifications”—NCR provided prototypes, engineering drawings, diagrams and other documentation specific to a particular Product as amended from time to time.

2.13 “Software”—Versions of computer programs including software or firmware.

3.	SERVICES/FORECAST/ORDER PLACEMENT/FLEXIBILITY

3.1 Solectron will provide manufacturing services under the terms of the agreement for any automated teller machines or payment solutions products models, kits or spare parts requested by NCR.

3.2 Design/Value Engineering. Solectron will provide design support services with world class expertise in DFX, and other design/value engineering services. At NCR’s option,, Solectron *** for the *** of such services either *** engineering ***, Solectron *** (as set out in Section 2.5 of Exhibit B) or *** over an *** and ***.

3.3 Certification. Solectron will provide all certifications services required for each Product release including, safety, EMC, and other regulatory requirements. The parties shall *** on the responsible party for any *** any certification requested by *** including the *** for any ***.

3.4 Setup. Solectron will perform all manufacturing setup at ***. Industry standard tooling and other ***. *** non-standard tooling will be handled in accordance with Section 2.5 of Exhibit B. NCR may purchase any *** at ***, including any ***, made by ***. or *** related to the tooling in accordance with the ***.

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3.5 Encryption. Certain Products contain high level encryption capability which requires unique information tracking, reporting, production processes, certified facilities and shipping requirements. To the extent that these Products have been identified by NCR and Solectron’s quote based upon the provision of the additional services, Solectron will meet all these requirements ***.

3.6 NAFTA Eligibility. In performing services under this Agreement, Solectron will use reasonable efforts to ensure that Products are eligible for duty free treatment under NAFTA and any other mutually agreed to free trade unions,

3.7 Staging. Solectron will provide staging services with respect to the Products for installing end user required software of components. Solectron will provide NCR with a mutually agreed charge sheet for standard staging operations, however, NCR may request that Solectron provide a quote for a specific staging requirement.

3.8 Provisions related to Forecasts, Order placement and flexibility are set forth in Exhibit B.

4.	PRICES

4.1***. Solectron offers services to *** that are *** any of the services provided under this Agreement, and such *** are *** than those ***, then *** will *** the *** as such ***, provided that the terms under which the entity is *** those ***, the *** being *** and the *** are ***.

4.2 Pricing. Pricing will be determined as indicated in Exhibit B of this Agreement. Except as explicitly set out in this Article or Exhibit B, there shall be no additional charges for any services performed by Solectron within the scope of this Article.

4.3 Cost Reductions. Solectron will continue throughout the term of this Agreement to reduce costs for all Products and Parts. All cost reductions will be shared in accordance with Exhibit B.

5.	LEAD TIME, DELIVERY, AND PAYMENT

5.1 Lead-time. Purchase Orders will be received by Solectron in advance of the required delivery date, allowing for the lead time specified in Exhibit C, unless a shorter lead time is mutually agreed to in a specific Order.

5.2 Packaging/Logistics Exhibits. Solectron will meet the packaging standards set out in Exhibit I-1. For each production location, the parties will agree to a logistics exhibit that will cover delivery terms, and other logistics information. Exhibits I-2 and I-3 cover Solectron’s ***, and *** facilities respectively.

5.3 Delivery Timing. NCR and Solectron will work together to ensure *** order delivery flexibility. A maximum of *** late shall be allowed for all deliveries, unless NCR specifically requests other delivery terms. Provided that Solectron is the sole cause of any delay, Solectron will *** any late Products or Parts at *** charge to NCR. Provided NCR is not the sole cause of any delay, if Solectron is unable, for any reason, to supply any portion of NCR’s requirements of the Products or Parts as established by Purchase Orders, such portion will be *** from Solectron for purposes of determining *** when *** by NCR. This will not, however, limit any

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other remedy to which NCR may be entitled on account of Solectron’s inability to supply NCR’s requirements.

5.4 CT-PAT. Should Solectron’s services hereunder require Solectron to perform, support, or handle any importation of any item into the U.S., the parties shall cooperate with each other to address the recommendations of U.S. Customs relative to its Customs-Trade Partnership Against Terrorism (C-TPAT) program and comply with said requirements of C-TPAT. To the extent permitted by local law, in compliance with the provisions of all applicable federal, state, and/or local laws, regulations, rules and orders, Solectron perform pre-hiring screening for its employees consistent with standard industry practices.

5.5 Payment. Payment for all Orders will be net 30 days from the date of NCR’s receipt of a proper EDI invoice. Solectron will not invoice NCR prior to the shipping of the relevant Product or Parts. All prices and payments will be in US Dollars. Solectron’s invoices shall contain the following information: a) NCR’s Purchase Order numbers; b) NCR’s Product I.D., part number or other relevant number; c) a description of the items shipped; d) the quantity of items shipped; e) the unit and extended price applicable thereto; and f) Solectron’s serial number if applicable. Payment to Solectron will be made by wire transfer including remittance information or other electronic means selected by NCR to the following account an account as Solectron notifies NCR from time to time. NCR may withhold payment of any of your charges that (i) NCR disputes in good faith; (ii) are not submitted in accordance with NCR’s instructions; or (iii) fail to contain sufficient information to permit processing. With respect to any amounts to be reimbursed, or otherwise owed, to NCR by you, NCR may set off that amount as a credit against charges payable to you. NCR will not make an set off until it has received approval from Solectron which will not be unreasonably withheld.

5.6 Shipping. NCR may provide shipping information electronically. Solectron will meet the following shipping requirements unless NCR requests otherwise:

a)	Ship the material complete unless otherwise instructed.

b)	Ship all Products, Parts, and other items in accordance with the relevant terms set out in the relevant Exhibit I terms.

c)	Initiate shipments in accordance with routing instructions given by NCR.

d)	Enclose a packaging memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum.

e)	Mark the Purchase Order number on all packages and shipping papers.

f)	Mark with the NCR part number.

g)	In the event that there are multiple pallet orders, copies of the packaging list should be attached to all pallets.

5.7 Failure to Comply. If Solectron fails to comply with the terms of the agreed to shipping instructions, Solectron authorizes NCR to charge back any increased shipping costs incurred by NCR as a result of Solectron’s noncompliance *** for each shipment which is not in compliance. NCR will provide Solectron with detailed shipping charges incurred by NCR as a result of Solectron’s noncompliance.

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5.8 Classification. Each company agrees to determine Harmonized Tariff and Export Control Classification Number data for each Product or Part that it designs, designs and manufactures, or procures from another vendor, and subsequently delivers to the other company. Upon request, each company will provide the other with all available information and assistance to permit an independent classification of the Product or Part.

6.	LICENSE OF SOFTWARE AND DOCUMENTATION

6.1 Software. As to Software authored by Solectron (the “Solectron Software”) which may be provided separately or with the Product(s), Solectron hereby grants to NCR and its software reproducer a perpetual, worldwide, non-exclusive, non-transferable, royalty-free license to resell and reproduce copies of the Solectron Software for distribution for use with the Products and Parts. NCR will license the Software to its customers pursuant to NCR’s standard terms and conditions. Solectron grants to NCR a perpetual, worldwide, non-exclusive, royalty-free license to use Solectron’s trademarks and trade names on or in connection with the Solectron Software copies made under this Agreement. NCR agrees to take such reasonable steps as may be necessary to preserve copyrights to the Software and Software documentation. Solectron also agrees to use its commercially reasonable efforts to procure for NCR and its software reproducer, a similar license to Software supplied to NCR by Solectron in connection with the Products which Software is not authored by Solectron and will notify NCR if Solectron is unable to procure such a license.

6.2 Documentation. Solectron will provide documentation and marketing materials set out in Exhibit A (“Documentation”). Solectron will deliver the Documentation in electronic format. NCR may order copies of Documentation which Solectron specifies as orderable under the same terms as Products. Solectron hereby grants to NCR and its designated Documentation reproducer a perpetual, worldwide, non-exclusive, non-transferable, royalty-free license to reproduce, distribute, perform and display copies and create derivative works of the Documentation for use with the Products and Parts. The foregoing includes any medium such as Internet access (FTP, WWW) and CD-ROM.

6.3 NCR or Third Party Software. Solectron will comply with the provisions of Exhibit H with respect to any software provided to Solectron by NCR or a third party.

7.	SERVICE SUPPORT REQUIREMENTS; EMERGENCY SPARE PARTS

Solectron will provide Product support in accordance with Exhibit D.

8.	TAXES

Product prices do not include applicable federal, state or local sales, use, property, excise, or similar taxes that may be levied upon Solectron as a result of sale or delivery of any Product under this Agreement. All such taxes will be assumed and paid by NCR except any taxes refundable or creditable to Solectron. If a resale certificate or other document is required in order to exempt the sale of Products from taxes, NCR will furnish Solectron, at Solectron’s request, with appropriate documentation prior to shipment by Solectron. If Solectron pays any such taxes at NCR’s request, NCR will reimburse Solectron upon being appropriately invoiced for the exact amount of such taxes and being provided with documentation which will allow NCR to claim a credit for

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such taxes. Solectron shall be responsible for all taxes based upon its personal property ownership and gross or net income.

9.	QUALITY

Solectron will use data driven processes based on continuous improvement and defect prevention with a goal of delivering defect free Products, Parts and services to NCR and its customers. Solectron will implement all quality processes that will contribute to meeting the quality and reliability requirements defined in Exhibits C.

10.	WARRANTY

10.1 General Warranty. Solectron warrants that all Products manufactured or supplied herein will conform to the Specifications, Product prototypes accepted by NCR, the quality provisions of this Agreement and, will be of ***. Claims for Products not complying with this warranty will be submitted by NCR, at its option, to ***, within *** from the date of delivery of the non-complying Product or part to NCR. For Parts and Software, Solectron will *** the *** in accordance with Exhibit D. For Parts and Software controlled by Solectron, Solectron will use *** to obtain *** a *** warranty (or such *** warranty that ***) and a warranty that Software does not *** or other ***. *** a warranty that ***, *** will obtain ***. *** shall be responsible for *** in warranty to the extent that *** has not provided *** notice of the ***. Furthermore, Solectron warrants that it has the right to grant the licenses set forth in Sections 9 of this Article and that the Product and Parts are free and clear of all liens, encumbrances and conflicting rights. Solectron will promptly *** (including any ***) for non-complying Products or alternately, Solectron will pay *** the *** at the ***. Any shipment of non-complying Products or Parts by *** to ***, and the shipping charges for return of repaired or replacement Products or Parts by *** to *** under this Section 10.1, will be at *** expense unless the *** with ***, in which case *** shall be at *** expense. Solectron will have the warranty obligations provided in this Section 10.1 as to all ***, notwithstanding their ***. The foregoing are *** from *** for *** of this Section 10.1. The warranty set forth above is made to and for the benefit of *** only, but this shall not prevent *** from *** of any *** person’s ***. This warranty shall not apply to any *** components provided by *** to *** or to the extent that defects caused by *** compliance with ***, abuse, misuse, accident or neglect, or other fault directly attributable to *** or ***, or other ***, and provided that *** is notified by *** of all such claims within *** days of the end of the applicable warranty period. EXCEPT AS SET FORTH IN THIS AGREEMENT, SOLECTRON MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, OR STATUTORY REGARDING OR RELATING TO THE PRODUCTS, PARTS, SOFTWARE OR DOCUMENTATION, OR ANY MATERIALS OR SERVICES PROVIDED TO NCR UNDER THIS AGREEMENT. SOLECTRON SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE PRODUCTS, PARTS, SOFTWARE, DOCUMENTATION, AND SAID OTHER MATERIALS AND SERVICES, AND WITH RESPECT TO THE USE OF ANY OF THE FOREGOING.

10.2 DOA. If a Product or Part fails (meaning the Product or Part does not function materially in accordance with its specifications and/or the Product has been misconfigured) within the *** of (a) *** and (b) *** from Solectron, *** will, as soon as reasonably possible but no more than *** to ship a replacement Product or *** to ship a Part to NCR for delivery to *** by the *** of shipping *** the *** being subject to *** pursuant to the ***. *** will *** for the *** and *** cost to the extent the DOA is *** by any *** provided by *** to *** or *** controlled Parts, failure of Product or Part components which were *** or *** by ***, or to the extent that defects with the

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Products or Parts are *** by ***, or other *** directly attributable to *** or ***, or ***. *** will *** for the *** and *** in all other cases. The charge for repairs will be *** standard rates or such other rate as the parties may agree to from time to time.

10.3 Services. Solectron will perform services by properly trained personnel with care appropriate to ensure world class execution. Solectron will efficiently use the resources necessary to perform Solectron’s obligations set forth in this Agreement and will use commercially reasonable efforts to provide services under this Agreement in the most cost-effective manner consistent with the levels of quality and performance set forth herein.

10.4 Safety and Regulatory Agency Requirements. Solectron warrants that all Products, Parts and packaging material will comply with all applicable country (as indicated by NCR in writing or in Exhibit E), federal, state and other governmental regulations in effect at the time of manufacture (including without limitation and similar regulations concerning safety, EMI and equipment labeling). Products and Parts will be listed or certified by a nationally recognized testing laboratory with NCR’s name, NCR’s tradename, NCR’s trademark and file number. Additional Product specific safety and regulatory requirements may be indicated in the Product Specifications. Solectron will promptly repair or replace, at its option and expense, non-complying Products or Parts, at the end user site, or alternately, will pay NCR its costs of remedying the non-compliance at the end user site. Any shipment of non-complying Products or Parts by NCR to Solectron, and the return shipment of repaired or replacement Products or Parts by Solectron to NCR under this Section, will be at Solectron’s expense. NCR will take title to replacement Products and Parts at the Solectron facility that are intended for export and arrange for their shipment to the end-user site. In addition Solectron will use manufacturing and material handling processes and procedures, including process materials and chemicals used in Solectron controlled manufacturing processes, are compliant with the European Union Directive 2002/95/EC on the Restriction of the use of certain Hazardous Substances (“RoHS Directive”) for Products that are designated by NCR to be RoHS compliant. Further, Solectron will purchase Parts, materials and components designated in the BOM by NCR. Solectron shall take the following steps to meet Solectron’s RoHS responsibilities:

a) Upon receipt of signed CoC’s from supplier’s on the current NCR AVL, Solectron shall determine if the Parts are compliant with the RoHS directive.

b) If the design or AVL is changed by NCR for Products and /or assemblies, Solectron will reassess the compliance of Solectron internal processes and NCR or Solectron will obtain signed CoCs for the supplier as required.

c) For Solectron controlled Parts, Solectron shall have the responsibility for obtaining the CoC from each supplier evidencing that the Part is in compliance with the RoHS Directive. In addition, Solectron shall promptly obtain updated CoCs from such Solectron controlled Parts suppliers in the event that the identity or part numbers of any materials, parts, mechanical assemblies or electromechanical assemblies are changed. All such CoCs shall be retained by Solectron consistent with Solectron’s document retention policy and be available to NCR upon request. NCR will be responsible for obtaining the CoC from the suppliers for NCR controlled Parts. Solectron shall inform NCR of any issues with RoHS compliance that it becomes aware of.

d) In the event that environmental laws are enacted in any other jurisdiction in which NCR desires to sell Products, NCR and Solectron shall work together in

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good faith and with due diligence to determine the requirements necessary for Solectron to be able to manufacture in conformance with the new environmental law or proposed environmental specifications, as applicable.

10.5 Intentionally Omitted.

10.6 Epidemic Failures. An Epidemic Failure is defined as the occurrence of multiple failures of the same component, subassembly, feature, software (for example; processor, memory device, power supply, hard drive, mechanical assembly, processor board, software, etc.) supplied by a *** supplier, and/or *** (if applicable), and/or ***, and are due to the same cause, occur in the same model of a Product, and impair the use of the Product to the extent that such failures occur in *** than *** of the installed base of the component, subassembly, feature or software of the affected Product over a *** period, unless the particular component, sub-assembly, feature, or software has been shipped for less than that amount of time, in which case the measurement window is the *** of *** or *** that the component, sub-assembly, feature, or software has been shipped. *** that the failures have been properly diagnosed and that the failure count for that cause is accurate. Solectron provides *** months coverage for Epidemic Failures which are a result of *** products and/or workmanship. *** will use *** to maintain, expand, and provide a ***, or *** previously *** between *** and the ***, coverage for Epidemic Failure cause from base component, sub-assembly, feature, or software suppliers. In the event of Epidemic Failure caused by failures of components supplied by these suppliers, *** will *** to *** the *** as provided in the ***, if any, with *** of the ***. *** will obtain *** approval prior to *** into *** which do not provide *** of Epidemic Failure coverage. In the event of a claim of epidemic failure, *** will perform a root cause analysis of the failure and will meet with *** to mutually determine (i) the precise details of the problem including whether or not *** is responsible for the problem and (ii) the most efficient way to resolve the failure considering customer satisfaction, logistics and cost. *** will *** its *** of ***, which will be ***. The parties agree that in the event of an Epidemic Failure regarding software, *** obligation hereunder with respect to such software will be limited to *** a *** to ***. *** shall have no liability or responsibility for reimbursement to *** to the extent that any such Epidemic Failure claims are the result of (a) modification or alteration of the Product or Part by a party other than ***, (b) improper installation or incorporation of the Product or Part, (c) misuse, accident, abuse or neglect by anyone other than *** to the Product or Part, (d) defects in any component not supplied by ***, or (e) defects caused by *** design.

11.	SPECIFICATION, ENGINEERING AND OTHER CHANGES

11.1 NCR Changes. The Specifications may only be amended by the NCR design release process. Prior to any change becoming effective, all Products shipped by Solectron to NCR will conform to the existing Specifications, unless NCR otherwise requests. If any such change affects the price, delivery, quality or performance of said Product, an equitable adjustment will be negotiated between the parties prior to the implementation of the change. After an agreed upon effective date between NCR and the Solectron site for implementing changes, all Products shipped by Solectron will conform to the changed Specifications. Drawing corrections and minor changes which have no effect on form, fit, function or interchangeability will not be considered a change in the Specifications.

11.2 Solectron Changes. Solectron must not make design, supplier, or component part changes to Product(s) manufactured for NCR nor change to the production facility (including moving to another site) without submitting a written Request for Change (“RFC”) notice and

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NCR approving the changes and NCR will not unreasonable reject such changes. NCR will review Solectron’s RFC and shall consider the feasibility of all proposed changes. Within the time frame set out in Exhibit F, NCR will furnish to Solectron a written response regarding the proposed changes, including its willingness to implement the change, and the time schedule required for implementation if appropriate.

11.3 Product Obsolescence and Phase Out. Solectron will accept all service part Orders for new builds *** after the production phase out by NCR and the service repair costs shall be mutually agreed upon. Solectron will provide NCR at least *** written notice prior to the termination within the *** period. If during the *** period, Solectron has difficulty with production or repair of parts because of components becoming obsolete and Solectron has knowledge of component obsolescence, then Solectron will notify NCR at least *** prior to production termination. Prior to this production termination, NCR may develop a Forecast and make a final buy of the component parts so ongoing production or repairs may continue.

12.	INDEMNIFICATION

12.1 IP Indemnification by ***. *** will defend at its expense any actual or threatened claim or suit brought against ***, its *** alleging that any *** a Product or Part infringes a patent, copyright, trade secret or other intellectual property right and will pay all costs and damages finally awarded, if *** gives *** (1) prompt written notice of the claim; (2) reasonably requested information that *** possesses about the claim; (3) reasonable cooperation and assistance; and (4) sole authority to defend or settle the claim. In the defense or settlement of the claim, *** may obtain for *** the right to continue using the Product or Part or replace or modify the Product or Part so that the *** such Product or Part becomes non-infringing. *** is not obligated to indemnify *** under this Section if the claim results only from i) *** compliance with *** engineering designs and/or *** specifications if the alleged infringement is inherent in compliance with such designs and/or specifications, ii) the use of the Product or Part with other products not furnished, specified, or approved by *** provided there is a substantial non-infringing use for the Product or Part, or iii) modifications to the Product or Part not made by *** or in accordance with Solectron’s instructions. This Section states *** entire liability for infringement of patents, copyrights, trade secrets, and other intellectual property rights.

12.2 Parts Indemnification. *** also agrees to use its *** to procure for ***, its *** an indemnification for intellectual property claims for Products or Parts not designed by *** providing substantially equivalent protection as Section 12.1. If *** is unable to obtain such protection, *** will seek *** approval for using that vendor. *** will notify *** of the variance from the protection in Section 12.1 in writing sent to: ***

12.3 IP Indemnification by ***. If an actual or threatened claim of infringement of intellectual property rights is asserted against *** due to actions taken by *** which are the direct and necessary result of compliance with *** engineering design or specifications, *** will defend at its expense any actual or threatened claim or suit brought against ***, or its affiliates, and *** will pay all costs and damages finally awarded, if *** gives *** (1) prompt written notice of the claim; (2) reasonably requested information that *** possesses about the claim; (3) reasonable cooperation and assistance; and (4) sole authority to defend or settle the claim. This Section states *** entire liability for infringement of patents, copyrights, trade secrets, and other intellectual property rights.

12.4 Litigation by Others.

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12.4.1	Except for claims regarding intellectual property infringement covered in Sections 12.1 and 12.2 of this Agreement, in the event of litigation or arbitration filed by any other person not a party to this Agreement against either Solectron or NCR (including their subsidiaries, affiliated companies, agents and employees) relating to the subject matter of this Agreement, without regard to the legal theory claimed and without regard to the type of relief sought (money damages, injunctive, equitable or other relief) or the loss, damage, injury (including death) alleged, the parties shall proceed as follows. ***. Any such claims between the parties shall ***; for purposes of this paragraph and any agreement of limitations for ***, no *** shall be construed *** to this Agreement, although nothing shall prohibit such *** from ***.

12.4.2	If both NCR and Solectron are parties defendant in a proceeding brought by another person, *** shall ***. If either believes that *** is *** for the ***, it shall have the right, within a reasonable period of time following its initial notice of the claim, to *** to the other, which *** be *** within *** days of *** of the ***; if no *** within that time, the *** will be deemed ***. In the event ***, the *** shall continue its ***, and shall have the right to *** as set out in Section 12.4.4 below. If either party so desires, it shall *** of the ***, in which case *** be complied with, and from the time of the *** shall, as ***, bear ***, including *** with the claim.

12.4.3	In the event only one party is sued, ***. In such instance, *** will *** in the claim and *** negotiations. If that party believes that *** is *** for the ***, it shall have the right, within a reasonable period of time following its initial notice of the claim, to *** to the other, which *** within *** days of *** of the ***; if no *** within that time, the *** will ***. In the event ***, the *** shall continue its ***, and shall have the right to *** as set out in Section 12.4.4 below. If either party so desires, it shall *** of the *** be made to it, in which case the tender shall be complied with, and from the time of the *** shall, as between NCR and Solectron, bear all responsibility and all costs, including judgments, awards, settlements, attorney fees, and expenses, associated with the claim.

12.4.4	For purposes of any arbitration conducted between NCR and Solectron with respect to claims arising out of or ancillary to litigation or arbitration initiated by another person, NCR and Solectron agree to allocate any loss, damage, injury (including death), costs, fees and expenses finally awarded by a competent tribunal to such other person bringing a claim. Such allocation shall be determined by the arbitrator in accordance with the extent to which each party’s supplied components, design, act or omission, product or manufacturing defect, or other matter caused the loss, damage, injury (including death), costs, fees, or expense. All other losses, costs, fees and expenses (including settlements and each party’s own attorneys fees) will not be shared unless agreed to in a written agreement separate from this Agreement.

12.5 Insurance. Solectron will maintain, at its expense, General Liability insurance including but not limited to Premises Operations, Products/Completed Operations, Contractual Liability, Independent Contractors, Broad Form Property Damage and Personal/Advertising Injury with minimum limits of US*** combined single limit per occurrence, Excess/Umbrella Liability insurance with minimum limits of US*** per occurrence. The insurance will a) name NCR as an additional insured; b) carry an endorsement that the insurance will be primary; c) if coverage is on a “Claims Made” form, then a policy must be maintained during the term of this Agreement

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and for a period of five (5) years thereafter. Solectron will also, maintain, at its expense, Workers’ Compensation/Employer’s Liability insurance with statutory limits. Each insurance policy required by this agreement shall be issued by an insurance carrier with an A.M. Best rating of “A-” or better and shall be kept in force throughout performance of the services required by this Agreement. Certificates of insurance showing compliance with these requirements will be furnished by Solectron prior to the signing of this Agreement and sent to: NCR, Corp., Risk Management Department, 1700 S. Patterson Blvd. WHQ-3E, Dayton, OH 45479. Certificates will state that the policy or policies have been issued and are in force, will not expire or lapse, and will not be canceled or changed so as to affect the insurance described in he certificate. Compliance or non-compliance with the requirements of this Section shall not relieve Solectron from any responsibility to indemnify NCR or its liability to NCR as specified in any other provision of this Agreement. Indemnity obligations specified elsewhere in this Agreement shall not be negated or reduced by virtue of any insurance carrier’s denial of insurance coverage for the occurrence or event which is the subject matter of the claim; or refusal to defend any named insured.

13.	OTHER OBLIGATIONS

13.1 Service Level Agreement. The parties will adhere to the service level agreement set out in Exhibit F which describes requirements, measurements, and activities needed to release and support the Products.

13.2 Leading Edge Procurement. NCR and Solectron will proactively seek opportunities to implement leading edge procurement processes such as demand pull, consignment, electronic data interchange, etc. Prior to implementation, the specific details of such processes shall be documented and added as an exhibit to this Agreement. Solectron is to proactively pursue similar activities with its suppliers.

13.3 Executive Reviews In addition to other meetings called for in this Agreement, senior management from NCR and Solectron will meet quarterly for executive reviews to discuss the status of the relationship as well as strategic and other important issues. Solectron will also provide and review reasonable information related to its financial status to the extent the same has been disclosed to the market.

13.4 Access to Production. Solectron will not allow access by competitors of NCR to the dedicated line that produce Products or to any other production line or area that has Products in it.

13.5 Performance Clause. *** failure to perform any of its responsibilities set forth in this Agreement or a transition plan, other than *** will not constitute a *** of this Agreement or be deemed to be grounds for termination of this Agreement by ***. However, *** nonperformance of its obligations under this Agreement or a transition plan *** if and to the extent (i) such nonperformance results from *** failure to perform its responsibilities set forth in this Agreement or transition plan, and (ii) *** provides *** with *** notice of such nonperformance and *** to perform notwithstanding *** failure to perform and *** fails to cure such nonperformance within *** of such notice.

13.6 Confidentiality Term. The period for protection of Confidential Information related to this Article II shall be 6 years from date of receipt.

NCR Agreement #

13.7 Hiring Employees. Except for those employees identified to Solectron under the transition pursuant to Section 1.8, Neither NCR or Solectron will not solicit or hire any employee of the other who became known to the other party as part of this transaction for a period *** with the other party. Nothing in this Section will prevent a party from offer to hire or hiring an employee of the other who answers a general solicitation of employment including, without limitation, media advertisement, and position postings on websites.

13.8 ***. For Products to be built *** only and for ***, Solectron may *** take place in *** respectively. For replacement Products for Products then currently being manufactured in *** and meeting the requirements of this Agreement, Solectron may *** take place in ***. Except as otherwise mutually agreed by the parties, for all other Products, Solectron shall *** take place in ***.

13.9 Diversity Plan. It is NCR’s policy to ensure that maximum opportunity is afforded to certified minority and women-owned businesses to participate as suppliers, contractors, and subcontractors of goods and services to NCR. Supplier agrees to reasonably cooperate with NCR to develop a mutually agreeable diversity plan.

14.	TERM AND TERMINATION

14.1 Unless earlier terminated under any other provision of this Agreement, this Agreement will continue for an initial term as set out on the first page of this Agreement and, after that, will be automatically continue in force until NCR or Solectron gives *** notice of termination, or unless earlier terminated under any other provision of this Agreement. In the event that NCR should terminate this agreement other than pursuant to 14.2 for any reason prior to the fifth anniversary of the Effective Date, NCR shall refund a pro-rated portion of the licensing fee set forth in Section 1.7. The pro-ration shall be done a *** straight line basis from the Effective Date.

14.2 Termination for Breach

a) NCR may terminate this Agreement upon *** prior written notice to Solectron for failure of Solectron to fulfill any of its material obligations, including failure due to causes specified in Section 5.3 of Article I; unless during such *** period Solectron remedies the failure, in which case this Agreement will continue in effect as if the failure had not occurred. During the initial term of this Agreement, the following shall be deemed material breaches by Solectron: moving production of a Product to a different manufacturing location from Solectron’s *** or *** locations respectively, other than in accordance with Section 11,

b) NCR may terminate this Agreement if Solectron becomes bankrupt, insolvent, or makes a general assignment for the benefit of creditors. If NCR becomes insolvent, Solectron may alter the payment terms set out in Section 5.5 and or credit terms related to inventory purchasing.

c) Solectron may terminate this Agreement upon *** prior written notice to NCR for failure of NCR to pay any undisputed amounts due Solectron in accordance with the terms of this Agreement unless during such *** period NCR remedies the failure, in which case this Agreement will continue in effect as if the failure had not occurred.

NCR Agreement #

d) Termination of this Agreement by either Solectron or NCR under this Section will not prejudice or otherwise affect any manufacturing license to which NCR may be entitled. Termination of this Agreement by either party will not prejudice it or the other party to recover any money amounts or require performance of any obligations due at the time of the termination.

14.3 The following Sections will survive termination of this Agreement: Sections 1, 3, 4, 5.4, 5.9, 5.10, 5.11, 5.16 of Article I; Sections 1.1, 1.5(b)(2) – (4), 1.7, 1.8(b) – (d), 6, 7, 8, 10, 12, 13.7, 14.4, 15 of Article II; Ex B—6(D) and the continuation engineering portions of Exhibit F.

14.4 In the event of termination or expiration of this Agreement, or in the event NCR decides, to transfer manufacturing of a Product or Part to another person, Solectron will use reasonable efforts to efficiently transition the manufacture of Products or Parts to the other person. Solectron will bear its own costs of such transition except in the event of expiration of this Agreement or termination of this Agreement by Solectron for NCR’s breach in which case NCR will pay for Solectron’s reasonable out of pocket costs for transitioning the manufacture of Products or Parts to such other person. Solectron will deliver to NCR and grant NCR, and any NCR sublicense the worldwide, perpetual, royalty free right to copy, use, and create derivative works from the tooling and manufacturing test software used in production of the Products or Parts solely for the purpose of manufacturing and supporting products and parts that NCR will sell; provided that Solectron will have no obligation to provide any manufacturing test software which was developed by Solectron for use with the manufacture of products other than the Products and Parts. Solectron will grant NCR license to copy, use, and create derivative works from such non NCR specific manufacturing test software solely for the purpose of manufacturing and supporting products and parts that NCR will sell for a reasonable royalty taking into account any value that NCR has previously provided. NCR may exercise the foregoing licenses directly or have another person exercise them on its behalf. In addition, if NCR requests Solectron to consult with it or its manufacturer on questions related to the manufacturing of Products or Parts, Solectron will provide such consultation on a reasonable time and materials basis.

15.	INTELLECTUAL PROPERTY

15.1 Each party will *** any IPR it had prior to the Effective Date of this Article or developed independently and without *** funding or reimbursement.

15.2 NCR will own any IPR that ***. Solectron hereby transfers to NCR *** and will provide ***. *** will do any acts necessary to complete the *** described herein. *** shall retain any IPR it *** that relates to ***.

15.3 For the purpose of this Section 15, “IPR” shall mean all patents, copyrights, trade secrets, confidential information, design rights, trade dress, trade marks, service marks, know-how, inventions, ideas, works of authorship, and other intellectual property rights in any jurisdiction in the world and any applications or registrations for the foregoing.